Exhibit 10.6

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CHECK- CAP LTD.

PREFERRED D1 WARRANT

To purchase
_________ Preferred D1 Shares (subject to adjustment) of
Check-Cap Ltd.  (the "Company")
at a per share price and subject to the terms detailed below
VOID AFTER 17:00 p.m. Israel Standard Time
on the last day of the Warrant Period (as defined below)

THIS IS TO CERTIFY THAT, ________________  (the "Holder"), is entitled to purchase from the Company, an aggregate of up to ________ (as may be adjusted hereunder) Preferred D1 Shares of the Company, nominal value NIS 0.01 per share (the "Warrant Shares"), at an aggregate purchase price of US$ ________, reflecting an exercise price of US$0.37708  (the "Exercise Price"), during the Warrant Period.

1.	EXERCISE OF WARRANT

1.1.
Warrant Period. This Warrant may be exercised, subject to the terms and conditions hereof, in whole or in part, at one time or from time to time during the period commencing on March 17, 2011 (the "Initial Date"), and for four (4) years thereafter. The above period shall be referred to hereinafter as the "Warrant Period".

1.2.
Exercise for Cash. This Warrant may be exercised by presentation and surrender thereof to the Company at its principal office or at such other office or agency as it may designate from time to time, accompanied by:

(a)	A duly executed notice of exercise, in the form attached hereto as Schedule 1.2.1 (the "Exercise Notice"); and

(b)
Payment to the Company, for the account of the Company, of the Exercise Price for the number of Warrant Shares purchased, payable in immediately available funds by wire transfer to the Company's bank account. The Exercise Price will be paid in United States Dollars or the equivalent sum in NIS according to the Bank of Israel exchange rate as published upon Exercise.

1.3.
Issuance of Warrant Shares. Upon presentation and surrender of this Warrant, accompanied by (a) the duly executed Exercise Notice and the payment of the applicable Exercise Price for the Warrant Shares being purchased pursuant to Section 1.2 above, the Company shall promptly (i) issue to the Holder the Warrant Shares to which the Holder is entitled; and (ii) deliver to the Holder the share certificate evidencing such Warrant Shares.

Upon receipt by the Company of this Warrant and the applicable duly executed notice of exercise and the Exercise Price for the Warrant Shares being purchased, together with any other documents and/or approvals that may be required by law, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

1.4.	Fractional Shares. No fractions of shares shall be issued in connection with the exercise of this Warrant, and the number of shares issued shall be rounded up to the nearest whole number.

1.5.	Additional Documents. The Holder will sign and deliver any and all documents or approvals required by law, to facilitate the issuance of shares upon exercise of this Warrant.

1.6.
Loss or Destruction of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonable reimbursement of expenses and satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

1.7.	Vesting. All of the Warrant Shares shall be vested as of the Initial Date.

2.	TAXES

2.1.
The Holder acknowledges that the grant of the Warrant, the issue of the Warrant Shares and the execution and/or performance of this Warrant may have tax consequences to the Holder and that the Company is not able to ensure or represent to the Holder the nature and extent of such tax consequences.

2.2.
The Company shall pay all of the applicable taxes and other charges payable by the Company in connection with the issuance of the Warrant Shares and the preparation and delivery of share certificates pursuant to Section 1 in the name of the Holder (such as transfer taxes in respect of the issue or delivery of Warrant Shares on exercise of this Warrant), if any, but shall not pay any taxes payable by the Holder by virtue of the holding, issuance, exercise or sale of this Warrant or the Warrant Shares by the Holder.

3.	RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER

3.1.
Reservation of Shares. The Company hereby agrees that, at all times prior to the expiration or exercise of this Warrant, it will maintain and reserve, free from pre-emptive or similar rights, such number of authorized but unissued shares so that this Warrant may be exercised without additional authorization of shares.

3.2.
Preservation of Rights. The Company will not, by amendment of its organizational documents or through reorganization, recapitalization, consolidation, merger, dissolution, transfer of assets, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, conditions or terms to be observed or performed hereunder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to fulfill the provisions hereof.

4.	ADJUSTMENT

4.1.	The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time or upon exercise, as follows:

(a)
Bonus Shares. In the event that during the Warrant Period the Company shall distribute a non-cash dividend or shares pursuant to a reclassification of its share capital, to all of the holders of shares of the Company (i.e., bonus shares), then this Warrant shall represent the right to acquire, in addition to the number of Warrant Shares indicated in the caption of this Warrant, the amount of such bonus shares that are distributed to persons holding the class of share capital for which the Warrant is exerciseable and/or to receive the stock dividends which are distributed to persons holding the class of share capital for which the Warrant is exerciseable, without payment of any additional consideration therefor, to which the Holder would have been entitled had this Warrant been exercised prior to the distribution of the stock dividends or the bonus shares.

(b)
Consolidation and Division. In the event that during the Warrant Period the Company consolidates its share capital into shares of greater par value, or subdivides them into shares of lesser par value, then the number of Warrant Shares to be allotted on exercise of this Warrant after such consolidation or subdivision shall be reduced or increased accordingly, as the case may be, and in each case the Exercise Price shall be adjusted appropriately such that the aggregate consideration hereunder to the Company shall not change.

(c)
Capital Reorganization. In the event that during the Warrant Period a reorganization of the share capital of the Company is effected (other than subdivision, combination or reclassification provided for elsewhere in this Section 4) and the Preferred D1 Shares are exchanged for other securities of the Company, then, as part of such reorganization, provision shall be made so that the Holder shall be entitled to purchase upon exercise of this Warrant such kind and number of shares or other securities of the Company to which the Holder would have been entitled had this Warrant been exercised without taking into effect such reorganization.

4.2.
Whenever an adjustment is effected hereunder, the Company shall promptly compute such adjustment and deliver to the Holder a certificate setting forth the number of Warrant Shares (or any other securities) for which this Warrant is exercisable and the Exercise Price as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment has or will become effective.

5.	NOTICE OF CERTAIN EVENTS

5.1.
If at any time during the Warrant Period, any of the Notice Events set forth in Section 5.2 below shall occur, then, in any one or more of such events, the Company shall deliver to the Holder written notice thereof, including the date on which (a) a record shall be taken in connection with such event (if applicable); and (b) the consummation date of such event. Such written notice shall be delivered to the Holder at least (if possible under the circumstances) thirty (30) days prior to the consummation of the applicable event and not less than thirty (30) days prior to the record date in respect thereto.

5.2.
For the purposes hereof, a "Notice Event" shall mean (i) an initial public offering by the Company or a corporate successor of its equity interests; (ii) the merger or sale of all or substantially all of the assets or shares of the Company (or other similar corporate transaction); and/or (iii) a voluntary or involuntary dissolution, liquidation or winding up of the Company.

6.	RIGHTS OF THE HOLDER

6.1.	This Warrant shall not entitle the Holder, by virtue hereof, to any voting rights or other rights as a shareholder of the Company, except for the rights expressly set forth herein.

6.2.
The Holder acknowledges that the Warrant Shares shall be subject to such certain rights, privileges, restrictions and limitations as set forth in this Warrant, and the organizational documents of the Company (or any other agreement with respect thereto), as may be amended from time to time, and that, as a result, inter alia, of such limitations, it may be difficult or impossible for the Holder to realize his investment and/or to sell or otherwise transfer the Warrant Shares. The Holder further acknowledges that the Company's shares are not publicly traded.

7.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to the Holder as follows: (i) this Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms; (ii) the Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any third party rights (except any rights thereto afforded by the Holder); and (iii) the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's governing documents, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any government authority or agency or other person, other than those consents or approvals that shall have been previously obtained.

8.	TERMINATION

Notwithstanding anything to the contrary, this Warrant and all the rights conferred hereby shall terminate and expire at the aforementioned time on the last day of the Warrant Period, unless the Warrant was previously exercised.

9.	MISCELLANEOUS

9.1.
Entire Agreement; Amendment. This Warrant sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Warrant. No modification or amendment of this Warrant will be valid unless executed in writing by the Company and the Holder.

9.2.
Waiver. No failure or delay on the part of any of the parties in exercising any right, power or privilege hereunder and/or under any applicable laws or the exercise of such right or power in a manner inconsistent with the provisions of this Warrant or applicable law shall operate as a waiver thereof. Any waiver must be evidenced in writing signed by the party against whom the waiver is sought to be enforced.

9.3.
Successors and Assigns; Assignment. Except as otherwise expressly limited herein, this Warrant shall inure to the benefit of, be binding upon, and be enforceable by the Holder and its respective successors, and administrators and is otherwise non-transferable without the prior consent of the Company. The Holder represents and warrants to the Company that this Warrant and the Warrant Shares, if and when purchased by the Holder, are for the Holder's own account and for investment purposes only and not with a view for resale or transfer and that all the rights pertaining to the Warrant or the Warrant Shares, by law or equity, shall be purchased and possessed by the Holder for the Holder exclusively.

9.4.	Governing Law. This Warrant shall be exclusively governed and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws provisions thereof.

9.5.
Arbitration.  Any dispute, controversy or claim arising in relation to this Warrant, including with regard to its validity, invalidity, breach, enforcement or termination, will be referred to a single arbitrator, who shall be appointed by the Head of the Israeli Bar Association.  Arbitration proceedings shall take place in Tel Aviv, Israel, and shall be conducted in English and according to the rules of substantive law (per Section 9.4 above). The arbitrator will not be bound by rules of evidence or procedure and will give the reasons for his judgment. The arbitrator's decision shall be final and enforceable in any court. This paragraph shall constitute an arbitration agreement between the parties.

9.6.
Notices.  Any notice required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed delivered to such party on the earliest of the following: (a) all notices and other communications delivered in person or by courier service shall be deemed to have been delivered as of actual delivery thereof; (b) those given by facsimile transmission shall be deemed delivered on the following business day after transmission, with confirmed transmission thereof; and/or (c) all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given three (3) days after posting.

9.7.
Severability.  If any provision of this Warrant is held to be unenforceable, this Warrant shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Warrant shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

9.8.
Counterparts.  This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile signatures of a party shall be binding as evidence of such party's agreement hereto and acceptance hereof.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: March 17, 2011	Check-Cap Ltd. By: ______________________________ Name: Guy Neev Title: CEO

AGREED AND ACCEPTED:

__________________________

Name: ______________________

Schedule 1.2.1

Exercise Notice

Date: ____________

To:	Check-Cap Ltd.

The undersigned, pursuant to the provisions set forth in the Warrant to which this Exercise Notice is attached (the "Warrant:), hereby elects to purchase _________ Warrant Shares (as such term is defined in the Warrant) pursuant to Section 1.2 of the Warrant, and herewith makes payment of _____________, representing the full Exercise Price for such shares as provided for in such Warrant.

Signature: Address: